Exhibit (d)(2)(v)
Schedule A to
Sub-Advisory Agreement between AGIFM and RCM
Revised as of March 31, 2011

	Annual Fee Rate
	(stated as a
	percentage of the
	Fund's average
Fund	daily net assets)	Effective Date
Allianz RCM Global Water Fund	0.54%	3/31/08
Allianz RCM Global EcoTrendsSM Fund	0.54%	3/31/08
Allianz RCM All Horizons Fund	0.60%	7/15/08
Allianz RCM Disciplined Equity Fund	0.40%	7/15/08
Allianz RCM International Opportunities Fund	0.50%	7/15/08
Allianz RCM China Equity Fund	0.715%	6/04/10
Allianz RCM Redwood Fund	0.65%	12/27/10
Allianz RCM All Alpha Fund	0.8125%	3/31/11
[Signature page follows.]
[Schedule A to RCM Sub-Advisory Agreement]

IN WITNESS WHEREOF, ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC and RCM CAPITAL MANAGEMENT LLC have each caused this Schedule A to Sub-Advisory Agreement to be signed in its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC
By:	/s/ Brian S. Shlissel
	Name:	Brian S. Shlissel
	Title:	Managing Director

RCM CAPITAL MANAGEMENT LLC
By:	/s/ Robert Goldstein
	Name:	Robert Goldstein
	Title:	Chief Executive Officer

[Schedule A to RCM Sub-Advisory Agreement — Signature Page]